UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2026

RELIANCE GLOBAL GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-40020	46-3390293
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Blvd. of the Americas, Suite 105 Lakewood, New Jersey	08701
(Address of Principal Executive Offices)	(Zip Code)

(732) 380-4600

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.086 per share	EZRA	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 30, 2026 (the “Closing Date”), Reliance Global Group, Inc. (the “Company”) and certain of its affiliates entered into a series of definitive agreements (collectively, the “Transaction Documents”) in connection with the formation of LifeSci Global Group LLC, a Delaware limited liability company (“LGG”), and the consummation by LGG of an initial investment in Innervate Radiopharmaceuticals LLC, a Delaware limited liability company (“Innervate”), an early-stage company focused on the development of radiopharmaceutical products and related technologies (the “Innervate Investment”). The Transaction Documents were entered into following the review and approval of the transactions by the independent and disinterested members of the Company’s Board of Directors, as further described under Item 8.01 below.

LGG Operating Agreement

On April 29, 2026, the Company entered into the limited liability company operating agreement of LGG (the “LGG Operating Agreement”), pursuant to which the Company became the holder of approximately 51% of the membership interests in LGG. The remaining approximately 49% of the membership interests in LGG are held by LifeSci Management Group LLC, a Delaware limited liability company (“Management Group”), which is owned by Ezra Beyman (the Company’s Chairman and Chief Executive Officer), Scott Korman (a member of the Company’s Board of Directors), and David Turner. LGG was formed for the purpose of identifying and making investments in healthcare-related companies.

Promissory Note

On April 29, 2026, EZRA International Group LLC, a New Jersey limited liability company (“EIG”) that is a wholly-owned subsidiary of the Company, and LGG entered into a Promissory Note (the “Promissory Note”) in the maximum aggregate principal amount of $2,000,000. The Promissory Note bears interest at 7% per annum, compounded annually and accruing daily. Advances under the Promissory Note may be made by EIG to LGG from time to time at EIG’s discretion. The entire outstanding principal amount and accrued interest are payable on the earlier of (i) an event of default and (ii) the fifth anniversary of the effective date of the Promissory Note (April 29, 2031), subject to extension by mutual written agreement.

Innervate Subscription Agreement and Side Letter

On the Closing Date, LGG entered into a Unit Subscription Agreement (the “Subscription Agreement”) and a related Letter Agreement (the “Side Letter”, and together with the Subscription Agreement, the “Innervate Agreements”) with Innervate, pursuant to which LGG agreed to subscribe for up to 421,053 Class A units of Innervate at a purchase price of $4.75 per unit, for an aggregate purchase price of $2,000,001.75, payable in installments. Upon completion of the investment, LGG will hold a minority equity interest in Innervate. Pursuant to the Side Letter, LGG is also entitled to (i) a one-time priority distribution of $4.75 per unit out of proceeds from a sale of Innervate’s Priority Review Voucher, a liquidity event or operating distributions, payable in priority to ordinary distributions and (ii) warrants to purchase additional Innervate units, issued in tranches at the rate of one warrant for every two units issued, with an aggregate cap of 210,526 warrants, a strike price of $4.75 per unit and an expiration date of October 31, 2029. The Innervate units are being issued to LGG in a private placement made by Innervate in reliance on Rule 506(b) of Regulation D under the Securities Act of 1933, as amended.

The foregoing descriptions of the Transaction Documents do not purport to be complete and are qualified in their entirety by reference to the full text of the Promissory Note, the Subscription Agreement, and the Side Letter, copies of which are filed as Exhibits 10.1, 10.2, and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The Transaction Documents have been included as exhibits to this Current Report on Form 8-K to provide investors and security holders with information regarding their terms. They are not intended to provide any other factual information about the Company, LGG, EIG, Innervate or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Transaction Documents were made only for the purposes of those agreements and as of specific dates, were solely for the benefit of the parties to the applicable agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the applicable agreement instead of establishing these matters as facts. Investors and security holders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, LGG, EIG, Innervate or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the applicable agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the Promissory Note is incorporated by reference into this Item 2.03. The Promissory Note has a maximum aggregate principal amount of $2,000,000, bears interest at 7% per annum (compounded annually), and matures on the fifth anniversary of its effective date (April 29, 2031). As of the Closing Date, EIG advanced $500,000 of principal under the Promissory Note. EIG may make additional advances from time to time at its discretion, up to the maximum principal amount, with each advance recorded on records maintained by EIG.

Item 7.01 Regulation FD Disclosure.

On April 30, 2026, the Company issued a press release announcing the matters described in Items 1.01 and 8.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information set forth under this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

Formation of LifeSci Global Group LLC

On April 29, 2026, the Company formed LGG as a Delaware limited liability company for the purpose of identifying and making investments in healthcare-related companies, with an initial emphasis on early-stage life sciences and related technologies. The Company holds approximately 51% of the membership interests in LGG. The remaining approximately 49% of the membership interests in LGG are held by Management Group, which in turn is owned by Ezra Beyman, the Company’s Chairman and Chief Executive Officer; Scott Korman, a member of the Company’s Board of Directors; and David Turner, a business associate of Mr. Korman. LGG’s investments are funded through loans from the Company (either directly or through its wholly-owned subsidiary EIG) to LGG.

Related-Party Interests and Independent Director Approval

The formation of LGG, the Promissory Note, and the Innervate Investment constitute related-party transactions within the meaning of Item 404 of Regulation S-K, in which multiple directors and executive officers of the Company have direct or indirect material interests. Specifically:

● Mr. Beyman, the Company’s Chairman and Chief Executive Officer, indirectly holds an equity interest in LGG through his ownership of Management Group;

● Mr. Korman, a member of the Company’s Board of Directors, indirectly holds an equity interest in LGG through his ownership of Management Group, and serves as the Chief Executive Officer and a member of the board of managers of Innervate, the recipient of LGG’s initial investment; and

● Mr. Turner, a business associate of Mr. Korman, indirectly holds an equity interest in LGG through his ownership of Management Group.

The transactions described in this Current Report on Form 8-K were reviewed and approved by the independent and disinterested members of the Company’s Board of Directors, in accordance with the Company’s policy on related-party transactions and Section 607.0832 of the Florida Business Corporation Act. Mr. Beyman and Mr. Korman recused themselves from all Board deliberations and voting regarding the transactions and did not participate in the approval thereof.

Changes to Composition of Board Committees

On April 28, 2026, and in connection with the related-party transactions described above and Mr. Korman’s ongoing role as Chief Executive Officer and a member of the board of managers of Innervate, the Board of Directors of the Company approved the following changes to the composition of the standing committees of the Board, in each case effective as of April 28, 2026:

● Audit Committee. Mr. Korman was removed as a member and as Chairman of the Audit Committee. Alex Blumenfrucht was appointed as a member of the Audit Committee, and Ben Fruchtzweig was appointed as Chairman of the Audit Committee.

● Compensation Committee. Mr. Korman was removed as a member of the Compensation Committee. Mr. Fruchtzweig was removed as Chairman of the Compensation Committee. Mr. Blumenfrucht was appointed as a member and as Chairman of the Compensation Committee.

● Nominating Committee. Mr. Korman was removed as a member of the Nominating Committee, and Mr. Blumenfrucht was appointed as a member of the Nominating Committee.

Following the foregoing changes, each of the Audit Committee, the Compensation Committee, and the Nominating Committee is composed solely of directors whom the Board has affirmatively determined to be independent under the applicable rules of The Nasdaq Stock Market LLC and, with respect to the Audit Committee, Rule 10A-3 under the Securities Exchange Act of 1934, as amended. Mr. Korman continues to serve as a member of the Board. Mr. Korman’s departure from the committees was not the result of any disagreement with the Company on any matter relating to its operations, policies or practices.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Promissory Note, dated April 29, 2026, by and between EZRA International Group LLC and LifeSci Global Group LLC.
10.2	Unit Subscription Agreement, dated April 30, 2026, by and between Innervate Radiopharmaceuticals LLC and LifeSci Global Group LLC.
10.3	Letter Agreement (Side Letter), dated April 30, 2026, by and between Innervate Radiopharmaceuticals LLC and LifeSci Global Group LLC.
99.1	Press Release, dated May 4, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Reliance Global Group, Inc.

Dated: May 4, 2026	By:	/s/ Ezra Beyman
Ezra Beyman
Chief Executive Officer